SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2004

WASHINGTON MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Third Avenue Seattle, Washington 98101
(Address of principal executive office)

(206) 461-2000
(Registrant’s telephone number including area code)

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

The exhibits listed in the accompanying Index to Exhibits relate to the Registration Statement on Form S-3 (No. 333-109921) of the Registrant and are filed herewith for incorporation by reference in such Registration Statement.

Exhibit	Description

1.1	Underwriting Agreement dated March 17, 2004
4.1	Form of Note for Washington Mutual’s 4.625% Subordinated Notes due 2014
4.2	Second Supplemental Indenture dated as of March 16, 2004 to the Subordinated Debt Securities Indenture between Washington Mutual, Inc. and The Bank of New York, as Trustee, dated as of April 4, 2000
5.1	Opinion of Heller Ehrman White & McAuliffe LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2004	WASHINGTON MUTUAL, INC.

By:	/s/ Fay L. Chapman
	Name:	Fay L. Chapman
	Title:	Senior Executive Vice President